EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Second Quarter 2022 Results and Reconfirms Full Year 2022 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) today announced its financial results for second quarter 2022.
HIGHLIGHTS
•Net income of $342 million and $501 million for the three and six months ended June 30, 2022, respectively.
•Adjusted EBITDA1 of $1.0 billion and $2.0 billion for the three and six months ended June 30, 2022, respectively.
•Declared a cash distribution of $1.060 per common unit to unitholders of record as of August 4, 2022, comprised of a base amount equal to $0.775 and a variable amount equal to $0.285. The common unit distribution and the related general partner distribution will be paid on August 12, 2022.
•Reconfirming full year 2022 distribution guidance of $4.00 - $4.25 per common unit.
•In June 2022, Sabine Pass Liquefaction, LLC (“SPL”) entered into a long-term LNG sale and purchase agreement (“SPA”) with Chevron U.S.A. Inc. (“Chevron”), a wholly-owned subsidiary of Chevron Corporation (NYSE: CVX). Under the SPA, Chevron has agreed to purchase approximately 1.0 million tonnes per annum (“mtpa”) of LNG from SPL on a free-on-board (“FOB”) basis. Deliveries under the SPA will begin in 2026, reach the full 1.0 mtpa during 2027 and continue until mid-2042. The purchase price for LNG under the SPA is indexed to the Henry Hub price, plus a fixed liquefaction fee.
•In June 2022, Sabine Pass LNG, L.P. (“SPLNG”) and Chevron agreed to terms for the early termination of its LNG Terminal Use Agreement (“TUA”) in return for a lump sum payment of $765 million to be made by Chevron to SPLNG during calendar year 2022.
•In June 2022, Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) and its subsidiaries, including SPL, commenced providing Cargo Emissions Tags (“CE Tags”) to its long-term LNG customers. The CE Tags provide those customers with estimated greenhouse gas (GHG) emissions data associated with each LNG cargo produced at Cheniere’s liquefaction facilities and are provided for both FOB and delivered ex-ship (DES) LNG cargoes. More information can be found in the Cheniere Corporate Responsibility Report for 2021.

2022 FULL YEAR DISTRIBUTION GUIDANCE

2022
Distribution per Unit	$4.00	-	$4.25

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$4,181	$1,889	121%	$7,509	$3,852	95%
Net income	$342	$395	(13)%	$501	$742	(32)%
Adjusted EBITDA[1]	$977	$690	42%	$2,008	$1,469	37%
LNG exported:
Number of cargoes	103	87	18%	208	176	18%
Volumes (TBtu)	374	311	20%	758	632	20%
LNG volumes loaded (TBtu)	375	313	20%	760	630	21%
Net income decreased $53 million and $241 million, respectively, while Adjusted EBITDA1 increased $287 million and $539 million, respectively, during the three and six months ended June 30, 2022 as compared to the three and six months ended June 30, 2021. The decrease in net income was primarily due to non-cash unfavorable changes in fair value of commodity derivatives, partially offset by increased margins per MMBtu of LNG and increased volumes of LNG delivered.
Substantially all derivative losses are attributable to the recognition at fair value of our long-term Integrated Production Marketing (“IPM”) agreement with Tourmaline, a natural gas supply contract with pricing indexed to the Platts Japan Korea Marker (“JKM”). While operationally we seek to eliminate commodity risk by utilizing derivatives to mitigate price volatility for commodities procured or sold over a period of time, as a result of the significant appreciation in forward international LNG commodity curves during the three and six months ended June 30, 2022, we recognized approximately $431 million and $862 million, respectively, of non-cash unfavorable changes in fair value attributable to such positions.
Our IPM agreement is structured to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreement and has a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG SPAs. However, the long-term duration and international price basis of our IPM agreement makes it particularly susceptible to fluctuations in fair market value from period to period. In addition, accounting requirements prescribe recognition of this long-term gas supply agreement at fair value, but does not currently permit fair value recognition of the associated sale of LNG, resulting in incompatibility of accounting recognition for the purchase of natural gas and sale of LNG.
During the three and six months ended June 30, 2022, we recognized in income 375 TBtu and 747 TBtu, respectively, of LNG loaded from the SPL Project (defined below). During the six month period ended June 30, 2022, approximately 13 TBtu of commissioning LNG was exported from the SPL Project.
BALANCE SHEET MANAGEMENT
Capital Resources
As of June 30, 2022, our total liquidity position was approximately $2.8 billion. We had cash and cash equivalents of $1.1 billion. In addition, we had current restricted cash and cash equivalents of $78 million, $750 million of available commitments under our CQP Credit Facilities, and $837 million of available commitments under the SPL Working Capital Facility.
SPL PROJECT OVERVIEW
We own natural gas liquefaction facilities consisting of six operational liquefaction Trains, with a total production capacity of approximately 30 mtpa of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of July 30, 2022, approximately 1,750 cumulative LNG cargoes totaling approximately 120 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.

DISTRIBUTIONS TO UNITHOLDERS
In February 2022, we announced the initiation of quarterly distributions to be comprised of a base amount plus a variable amount, which began with the distribution related to the first quarter of 2022.
We declared a cash distribution of $1.060 per common unit to unitholders of record as of August 4, 2022, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.285, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution will be paid on August 12, 2022.
INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere will host a conference call to discuss its financial and operating results for second quarter 2022 on Thursday, August 4, 2022, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six operational liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and two marine berths with a third marine berth under construction. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Income
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
LNG revenues	$2,959	$1,597	$5,447	$3,266
LNG revenues—affiliate	1,135	211	1,892	425
LNG revenues—related party	4	—	4	—
Regasification revenues	68	67	136	134
Other revenues	15	14	30	27
Total revenues	4,181	1,889	7,509	3,852

Operating costs and expenses
Cost of sales (excluding items shown separately below)	3,144	888	5,706	1,836
Cost of sales—affiliate	57	12	62	54
Cost of sales—related party	1	1	1	1
Operating and maintenance expense	191	168	361	317
Operating and maintenance expense—affiliate	41	35	79	69
Operating and maintenance expense—related party	15	12	27	22
Development expense	—	1	—	1
General and administrative expense (recovery)	(3)	3	—	5
General and administrative expense—affiliate	24	21	47	42
Depreciation and amortization expense	156	138	309	277
Other	—	6	—	6
Total operating costs and expenses	3,626	1,285	6,592	2,630

Income from operations	555	604	917	1,222

Other income (expense)
Interest expense, net of capitalized interest	(216)	(209)	(419)	(426)
Loss on modification or extinguishment of debt	—	—	—	(54)
Other income, net	3	—	3	—
Total other expense	(213)	(209)	(416)	(480)

Net income	$342	$395	$501	$742

Basic and diluted net income per common unit	$0.25	$0.73	$0.13	$1.38

Weighted average number of common units outstanding used for basic and diluted net income per common unit calculation	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	June 30,	December 31,
	2022	2021
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$1,111	$876
Restricted cash and cash equivalents	78	98
Trade and other receivables, net of current expected credit losses	723	580
Accounts receivable—affiliate	485	232
Accounts receivable—related party	—	1
Advances to affiliate	136	141
Inventory	170	176
Current derivative assets	153	21
Other current assets	104	87
Other current assets—affiliate	—	—
Total current assets	2,960	2,212

Property, plant and equipment, net of accumulated depreciation	16,861	16,830
Operating lease assets	94	98
Debt issuance costs, net of accumulated amortization	10	12
Derivative assets	36	33
Other non-current assets, net	169	173
Total assets	$20,130	$19,358

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$31	$21
Accrued liabilities	1,576	1,073
Accrued liabilities—related party	6	4
Current debt, net of discount and debt issuance costs	1,497	—
Due to affiliates	58	67
Deferred revenue	124	155
Deferred revenue—affiliate	—	1
Current operating lease liabilities	9	8
Current derivative liabilities	478	16
Total current liabilities	3,779	1,345

Long-term debt, net of premium, discount and debt issuance costs	15,693	17,177
Operating lease liabilities	85	89
Derivative liabilities	3,178	11
Other non-current liabilities—affiliate	20	18

Partners' equity (deficit)
Common unitholders’ interest (484.0 million units issued and outstanding at both June 30, 2022 and December 31, 2021)	(2,043)	1,024
General partner’s interest (2% interest with 9.9 million units issued and outstanding at June 30, 2022 and December 31, 2021)	(582)	(306)
Total partners' equity (deficit)	(2,625)	718
Total liabilities and partners' equity (deficit)	$20,130	$19,358

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and six months ended June 30, 2022 and 2021 (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$342	$395	$501	$742
Interest expense, net of capitalized interest	216	209	419	426
Loss on modification or extinguishment of debt	—	—	—	54
Other income, net	(3)	—	(3)	—
Income from operations	$555	$604	$917	$1,222
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	156	138	309	277
Loss (gain) from changes in fair value of commodity derivatives, net (1)	266	(58)	782	(36)
Other	—	6	—	6
Adjusted EBITDA	$977	$690	$2,008	$1,469

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586